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                                                                      Exhibit 23


                              ACCOUNTANTS' CONSENT

The Board of Directors
American Retirement Corporation

We consent to incorporation by reference in the Registration Statement Nos. 333-28657, 333-66821, 333-40162 and 333-94747 on Form S-8 of American Retirement
Corporation of our report dated February 27, 2003, relating to the consolidated balance sheets of American Retirement Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and all related schedules, which report appears in the December 31, 2002 annual report on Form 10-K of American Retirement Corporation.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill, impairment of long-lived assets and discontinued operations in 2002.

/s/ KPMG LLP

Nashville, Tennessee
March 6, 2003